                                                                      EXHIBIT 11

                          GENRAD, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                   (UNAUDITED)

                                           Three Months Ended                         Six Months Ended
                                       ---------------------------               ---------------------------
                                          July 3,        July 4,                    July 3,       July 4,
                                           1999           1998                       1999          1998
                                       ------------   ------------               ------------   ------------

Basic net income (loss) per share:
  Net income (loss)                    $  7,960,000   $(11,940,000)              $ 18,282,000   $ (3,032,000)
                                       ============   ============               ============   ============

  Weighted average common
    shares outstanding                   28,518,000     28,286,000                 28,392,000     27,887,000
                                       ============   ============               ============   ============

  Basic net income (loss) per share    $       0.28   $      (0.42)              $       0.64   $      (0.11)
                                       ============   ============               ============   ============

Diluted net income (loss) per share:
  Net income (loss)                    $  7,960,000   $(11,940,000)              $ 18,282,000   $ (3,032,000)
                                       ============   ============               ============   ============

  Weighted average common shares
       outstanding                       28,518,000     28,286,000                 28,392,000     27,887,000
  Weighted average common share
       equivalents                          962,000             --                  1,020,000             --
                                       ------------   ------------               ------------   ------------

  Total                                  29,480,000     28,286,000                 29,412,000     27,887,000
                                       ============   ============               ============   ============

  Diluted net income (loss) per share  $       0.27   $      (0.42)              $       0.62   $      (0.11)
                                       ============   ============               ============   ============